Exhibit 31.4
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven A. Hartman, Senior Vice President and Chief Financial Officer of Penn Virginia Corporation (the “Registrant”), certify that:
1. I have reviewed this Annual Report on Form 10-K/A of the Registrant (this “Report”);
2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report; and
3. Based on my knowledge, the financial information included in this Report fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report.

Date: July 15, 2015

/s/ STEVEN A. HARTMAN
Steven A. Hartman
Senior Vice President and Chief Financial Officer